UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2006

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sale of Equity Securities.

On January 5, 2007, NetBank, Inc. (the “Company”) completed a private placement and sold 6,500,000 shares of its common stock (the “Shares”) to seven institutional investors (collectively, the “Purchasers,” and each, a “Purchaser”), at $3.90 per share, resulting in an aggregate offering price of approximately $25.3 million, (hereinafter, the “Private Placement”).  The Company will pay approximately $1.4 million in aggregate commissions to JMP Securities LLC, the private placement agent, and intends to use the net proceeds from the Private Placement for general corporate purposes.  In connection with the Private Placement, the Company and each of the Purchasers entered into a purchase agreement, dated December 29, 2006 (the “Purchase Agreements”).

The Shares offered and sold to the Purchasers in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.  The Shares may not be offered or sold in the United States absent registration or exemption from the registration requirements under the Securities Act.

Pursuant to the Purchase Agreements, the Company has agreed to (1) file a Registration Statement to register the resale of the Shares with the Securities and Exchange Commission (the “Commission”) as soon as practicable after filing with the Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and (2) use its best efforts to have the Registration Statement declared effective within 150 days after January 5, 2007 (the “Closing Date”).  If the Registration Statement is not filed with the Commission and declared effective within 150 days of the Closing Date, then, subject to the aggregate limit on liquidated damages described below, the Company has agreed to pay each Purchaser, until the Registration Statement is declared effective, liquidated damages in an amount equal to 0.75% per month for the first two months after the 150th day after the Closing Date, and thereafter 1.00% per month, of the purchase price paid by each such Purchaser in the Private Placement for any Shares then held by such Purchaser.  Past due liquidated damages shall bear interest at a rate of 1.50% per month.  Under the Purchase Agreement, the maximum aggregate amount of liquidated damages, and interest thereon, payable to any Purchaser is limited to 12% of the purchase price paid by such Purchaser in the Private Placement for any Shares then held by such Purchaser.

In addition, the Company has agreed to keep the Registration Statement effective until the earlier of (1) two years after the initial effective date of the Registration Statement, (2) such time as all Shares have been sold pursuant to the Registration Statement, or (3) such time as the Shares may be resold pursuant to Rule 144(k) under the Securities Act.  If, after the Registration Statement is declared effective, the Company suspends the use of the Registration Statement by the Purchasers for the resale of the Shares for more than 60 consecutive days or more than 90 days in any 12-month period, then, subject to the aggregate limit on liquidated damages described above, the Company has agreed to pay each Purchaser, during such extended period, liquidated damages in an amount equal to 0.75% per month for the first two months, and thereafter 1.00% per month, of the purchase price paid by each such Purchaser in the Private Placement for any Shares then held by such Purchaser.

The foregoing description of the Private Placement and Purchase Agreements does not purport to be complete and is qualified in its entirety by the form of Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

A press release dated January 8, 2007, announcing the completion of the Private Placement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Purchase Agreement, dated December 29, 2006, between NetBank, Inc. and the purchasers
99.1	Press Release, dated January 8, 2007, announcing the completion of the Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: January 8, 2007
	By:	/s/ James P. Gross
James P. Gross
Chief Finance Executive